UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2019

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware		27-5026540
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

1 Montgomery Street	Suite 1500
San Francisco	California	94104
(Address of Principal Executive Offices)		(Zip Code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On December 9, 2019, Stitch Fix, Inc. (the “Company”) announced its financial results for the first quarter of fiscal year 2020 ended November 2, 2019, by issuing a Letter to Shareholders (the “Letter”) and a press release. In the Letter and the press release, the Company also announced that it would be holding a conference call on December 9, 2019, at 2 p.m. Pacific Time to discuss its financial results for the first quarter of fiscal year 2020 ended November 2, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein. A copy of the Letter is furnished as Exhibit 99.2 to this Current Report and incorporated by reference herein.

The information included in Item 2.02 of this Current Report and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President

On December 9, 2019, the Company announced the appointment of Elizabeth Spaulding as President of the Company, effective January 27, 2020. Ms. Spaulding, age 43, is currently a partner at Bain & Company, a global consulting firm, and serves on its board of directors. Since 2014, Ms. Spalding has been Global Head of Bain’s Digital practice. Ms. Spalding joined Bain in 1998.

In connection with Ms. Spaulding’s appointment, the Company and Ms. Spaulding entered into an offer letter on November 7, 2019, which provides for the following compensation and benefits:

•	an annual base salary of $600,000;

•	eligibility to participate in the Company’s executive bonus program, with a target bonus of 45% of base salary;

•
a grant of stock options with an aggregate fair value of $7,760,000, of which 12.5% will vest upon completion of six months of employment at the Company, with the remainder vesting in equal monthly installments over the next 42 months;

•
restricted stock units (“RSUs”) with an aggregate fair value of $7,760,000, of which 12.5% will vest on September 16, 2020, with the remainder vesting in 14 equal quarterly installments over the next 42 months;

•
in the event of termination of Ms. Spaulding’s employment without “cause” or her resignation for “good reason” (each as defined in her offer letter, and each a “Qualifying Termination”), eligibility for severance benefits, including six months of severance pay, up to six months of COBRA coverage, and, for a Qualifying Termination within the first 18 months following Ms. Spaulding’s start date, accelerated vesting of outstanding equity awards as if Ms. Spaulding had remained employed by the Company for an additional six months;

•
in the event of a Qualifying Termination that occurs during the period beginning one month prior to a change in control of the Company (as defined in the offer letter) or within 12 months following a change in control, eligibility for change-in-control severance benefits, including 12 months of severance pay, up to 12 months of COBRA coverage, and 100% acceleration of all outstanding equity awards; and

•	reimbursement for up to $10,000 in legal fees incurred by Ms. Spaulding in connection with the review and negotiation of her offer letter.

This description of the offer letter is qualified in its entirety by reference to the full text of the offer letter, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Ms. Spaulding has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Spaulding is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Spaulding’s appointment is furnished as Exhibit 99.3 to this Current Report.

Departure of Chief Financial Officer and Appointment of Interim Chief Financial Officer

On December 4, 2019, Paul Yee, the Company’s Chief Financial Officer, gave notice of his resignation, effective January 3, 2020.

In connection with Mr. Yee’s resignation, on December 8, 2019, the Board appointed Michael Smith as the Company’s interim Chief Financial Officer, effective January 3, 2020. Mr. Smith, age 49, has served as the Company’s President and Chief Operating Officer since October 2018 and has been with the Company since 2012, serving in various roles, as further described in the Company’s proxy statement for its 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on November 7, 2019.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Earnings Press Release dated December 9, 2019
99.2	Letter to Shareholders dated December 9, 2019
99.3	Press Release Dated December 9, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated:	December 9, 2019	By:	/s/ Paul Yee
Paul Yee
Chief Financial Officer